UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): 04/09/2007

Genaera Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 0-19651

DE	13-3445668
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5110 Campus Drive, Plymouth Meeting, PA 19462

(Address of principal executive offices, including zip code)

610.941.4020

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.	Entry into a Material Definitive Agreement

On April 9, 2007, Genaera Corporation (the "Company") and John A. Skolas, the Company’s current Executive Vice President, Chief Financial Officer and General Counsel, entered into a consulting agreement pursuant to which Mr. Skolas will act as a consultant to the Company commencing on May 1, 2007 and continuing for the remainder of 2007. Pursuant to the agreement, the Company is under no obligation to use Mr. Skolas’ services nor is Mr. Skolas obligated to provide any services to the Company. During the term of the agreement, the stock options and restricted stock previously granted to Mr. Skolas will continue to vest. A copy of the consulting agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 10, 2007, the Company announced that Leanne M. Kelly, CPA, the Company's Senior Vice President and former Controller, has been named Chief Financial Officer, effective May 1, 2007. Ms. Kelly succeeds John A. Skolas, who will step down from his position as Executive Vice President, Chief Financial Officer and General Counsel on May 1, 2007.

Ms. Kelly, 30, has served as the Company's Senior Vice President of Corporate Communications since November 2006. Prior to that, she had served as Vice President, Finance since January 2006, Interim Chief Financial Officer in 2003 and Controller since December 2002. Prior to joining the Company, Ms. Kelly was Controller of Lamina Ceramics, Inc. from March 2002 to December 2002. Ms. Kelly also served as Senior Financial Analyst and SEC Accountant at Luminant Worldwide Corporation from March 2000 to November 2001 and Senior Auditor with KPMG LLP from October 1998 to March 2000.

Effective May 1, 2007, Ms. Kelly's annual salary will be $200,000.

On April 10, 2007, the Company and Mr. Skolas entered into a separation agreement. Pursuant to the agreement, Mr. Skolas is entitled to severance pay at his current base salary of $276,000 from May 1, 2007 until the earlier of (1) April 30, 2008 and (2) the date he secures full-time employment elsewhere. The Company will also pay COBRA premiums on behalf of Mr. Skolas for so long as he is receiving severance payments under the agreement if he elects to purchase COBRA continuation coverage under the Company’s health care plan. A copy of Mr. Skolas' separation agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 8.01.	Other Events

On April 10, 2007, the Company issued a press release announcing that Leanne M. Kelly has been named Chief Financial Officer effective May 1, 2007. A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On April 10, 2007, the Company issued a press release announcing that its Board of Directors has approved management's plan to focus corporate resources on the development of trodusquemine for the treatment of obesity. A copy of the Company's press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Consulting Agreement between the Company and Mr. Skolas dated April 9, 2007.

10.2	Separation Agreement between the Company and Mr. Skolas dated April 10, 2007.

99.1	Press release of the Company dated April 10, 2007 - "Genaera Corporation Names New Chief Financial Officer."

99.2	Press release of the Company dated April 10, 2007 - "Genaera Corporation Completes Strategic Review and Announces Plan to Focus Resources on Obesity and Asthma Programs."

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genaera Corporation

Date: April 12, 2007	By:	/s/ John A. Skolas
John A. Skolas
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Consulting Agreement between the Company and Mr. Skolas, dated April 9, 2007

EX-10.2	Separation Agreement between the Company and Mr. Skolas dated April 10, 2007.

EX-99.1	Press Release of the Company dated April 10, 2007 "Genaera Corporation Names New Chief Financial Officer."

EX-99.2	Press Release of the Company dated April 10, 2007- "Genaera Corporation Completes Strategic Review and Announces Plan to Focus Resources on Obesity and Asthma Programs."